EXHIBIT 99.1

ADTRAN, Inc.

REPORTS RESULTS for the FIRST QUARTER 2016

and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, AL.—April 12, 2016—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2016. For the quarter, sales were $142,204,000 compared to $142,835,000 for the first quarter of 2015. Net income was $5,014,000 compared to $3,317,000 for the first quarter of 2015. Earnings per share, assuming dilution, were $0.10 compared to $0.06 for the first quarter of 2015. Non-GAAP earnings per share were $0.14 compared to $0.10 for the first quarter of 2015. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “ADTRAN delivered a solid performance this quarter resulting in earnings coming in ahead of initial expectations. Compared to the same period last year, Q1 domestic revenue was up over 39% with increases in both our products and services businesses. Improved gross margins and lower operating expenses helped us increase operating income over 181% versus Q1 of 2015. Longer term, we expect further improvement in the carrier environment as customers accelerate investments in upgrading their network infrastructure to meet customer demand.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2016. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on April 28, 2016. The ex-dividend date is April 26, 2016 and the payment date is May 12, 2016.

As was previously announced, ADTRAN has changed it financial reporting segments as of the quarter ended March 31, 2016. The Company will now report its financial performance based on two new reportable segments – Network Solutions and Services & Support. ADTRAN will post supplemental information regarding revenues by operating segment and category under its new and former reporting structure for the fiscal quarter ended March 31, 2016, and recast financial segment information for the four quarters and full year for fiscal years 2014 and 2015, as if reported under the new operating reporting structure, on the Investor Relations page of its website at www.adtran.com.

The Company confirmed that its first quarter conference call will be held Wednesday, April 13, 2016 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Roger Shannon Senior Vice President & CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$91,609	$84,550
Short-term investments	29,303	34,396
Accounts receivable, net	67,492	71,917
Other receivables	9,199	19,321
Inventory	92,107	91,533
Prepaid expenses and other current assets	13,096	10,145
Deferred tax assets, net	17,967	18,924

Total Current Assets	320,773	330,786

Property, plant and equipment, net	73,511	73,233
Deferred tax assets, net	18,878	18,091
Goodwill	3,492	3,492
Other assets	9,157	9,276
Long-term investments	195,683	198,026

Total Assets	$621,494	$632,904

Liabilities and Stockholders’ Equity
Accounts payable	$42,635	$48,668
Unearned revenue	18,683	16,615
Accrued expenses	13,513	12,108
Accrued wages and benefits	11,064	12,857
Income tax payable, net	2,739	2,395

Total Current Liabilities	88,634	92,643

Non-current unearned revenue	7,288	7,965
Other non-current liabilities	25,283	24,236
Bonds payable	27,900	27,900

Total Liabilities	149,105	152,744

Stockholders’ Equity	472,389	480,160

Total Liabilities and Stockholders’ Equity	$621,494	$632,904

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Sales
Products	$123,883	$129,505
Services	18,321	13,330

Total sales	142,204	142,835

Cost of sales
Products	64,073	71,560
Services	12,337	5,712

Total cost of sales	76,410	77,272

Gross Profit	65,794	65,563

Selling, general and administrative expenses	30,785	31,064
Research and development expenses	29,488	32,536

Operating Income	5,521	1,963

Interest and dividend income	855	933
Interest expense	(145)	(148)
Net realized investment gain	1,728	3,115
Other income (expense), net	119	(353)

Income before provision for income taxes	8,078	5,510

Provision for income taxes	(3,064)	(2,193)

Net Income	$5,014	$3,317

Weighted average shares outstanding - basic	49,220	53,399
Weighted average shares outstanding - diluted (1)	49,389	53,634

Earnings per common share - basic	$0.10	$0.06
Earnings per common share - diluted (1)	$0.10	$0.06

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015

Net Income	$5,014	$3,317

Other Comprehensive Income (Loss), net of tax:

Unrealized losses on available-for-sale securities	(255)	(503)
Defined benefit plan adjustments	45	68
Foreign currency translation	1,228	(3,318)

Other Comprehensive Income (Loss), net of tax	1,018	(3,753)

Comprehensive Income (Loss), net of tax	$6,032	$(436)

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$5,014	$3,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,347	3,728
Amortization of net premium on available-for-sale investments	220	910
Net realized gain on long-term investments	(1,728)	(3,115)
Net loss on disposal of property, plant and equipment	3	8
Stock-based compensation expense	1,558	1,639
Deferred income taxes	435	(692)
Tax benefit from stock option exercises	—	8
Excess tax benefits from stock-based compensation arrangements	—	(9)
Change in operating assets and liabilities:
Accounts receivable, net	4,752	(4,571)
Other receivables	10,200	511
Inventory	163	(7,261)
Prepaid expenses and other assets	(3,083)	(736)
Accounts payable	(6,520)	20,084
Accrued expenses and other liabilities	902	(282)
Income tax payable, net	413	(524)

Net cash provided by operating activities	15,676	13,015

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,166)	(2,442)
Proceeds from sales and maturities of available-for-sale investments	60,586	58,075
Purchases of available-for-sale investments	(52,053)	(44,584)

Net cash provided by investing activities	5,367	11,049

Cash flows from financing activities:
Proceeds from stock option exercises	247	280
Purchases of treasury stock	(11,003)	(3,035)
Dividend payments	(4,453)	(4,811)
Excess tax benefits from stock-based compensation arrangements	—	9

Net cash used in financing activities	(15,209)	(7,557)

Net increase in cash and cash equivalents	5,834	16,507
Effect of exchange rate changes	1,225	(2,937)
Cash and cash equivalents, beginning of period	84,550	73,439

Cash and cash equivalents, end of period	$91,609	$87,009

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$485	$784

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015

Stock-based compensation expense included in cost of sales	$91	$90

Selling, general and administrative expense	810	691
Research and development expense	657	858

Stock-based compensation expense included in operating expenses	1,467	1,549

Total stock-based compensation expense	1,558	1,639
Tax benefit for expense associated with non-qualified options	(212)	(180)

Total stock-based compensation expense, net of tax	$1,346	$1,459

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended March 31,
	2016	2015

GAAP earnings per common share – diluted	$0.10	$0.06

Amortization of acquired intangible assets	0.01	0.01
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share – diluted	$0.14	$0.10